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                                                                    Exhibit 10.2


                               SIXTH AMENDMENT TO
                         SENIOR SECURED CREDIT AGREEMENT

                  This Sixth Amendment to Senior Secured Credit Agreement (this "Amendment") is entered into as of July 11, 2001, by and among The Titan Corporation (the "Borrower"), the financial institutions party hereto (the "Lenders"), Credit Suisse First Boston, as Lead Arranger and as Administrative Agent for the Lenders (the "Administrative Agent"), First Union Securities, Inc., as Co-Arranger and as Syndication Agent (the "Syndication Agent"), and The Bank of Nova Scotia, as the Documentation Agent (the "Documentation Agent").

                                    RECITALS

                  A. The Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Senior Secured Credit Agreement dated as of February 23, 2000 (as amended to date, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement.

                  B. The Borrower desires to (i) issue up to $175 million of its common stock, $0.01 par value per share (the "Common Stock") and (ii) consummate the acquisition of Datron Systems, Incorporated ("Datron") in a two-step transaction, consisting of an exchange offer for shares of Datron common stock (the "Exchange Offer") and the acquisition of at least a majority of the outstanding shares of common stock of Datron upon the closing of such Exchange Offer, and a subsequent merger (the "Merger") of a wholly-owned Subsidiary of the Borrower with and into Datron pursuant to which the Borrower will acquire the remaining common stock of Datron, for an aggregate purchase price of approximately $51.2 million, all of which will be paid in Common Stock to Datron's existing stockholders (the Exchange Offer and the Merger are together referred to as the "Datron Acquisition").

                  C. The Credit Agreement requires the consent of the Required Lenders for any acquisition which involves an aggregate purchase price in excess of $25 million.

                  D. The Borrower hereby requests the consent of the Required Lenders to consummate the Datron Acquisition.


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                                    AGREEMENT

                  Section 1. AMENDMENT TO CREDIT AGREEMENT. Section 8.10 of the Credit Agreement is hereby amended by deleting the words "Borrower and its" in the second parenthetical thereof.

                  Section 2. CONSENT TO DATRON ACQUISITION. The Required Lenders hereby grant their consent to the Datron Acquisition, subject to satisfaction of the following conditions:

        (a) The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower stating that (i) the representations and warranties set forth in the Credit Agreement and in this Amendment are true and correct; (ii) Datron is primarily engaged in a similar line of business as the Borrower as of the Closing Date; (iii) all or substantially all of the assets owned by Datron are located in the United States and Datron is organized under the laws of the United States or a state thereof or the District of Columbia; and (iv) immediately before and after giving effect to the Exchange Offer, no Default shall have occurred and be continuing or would result therefrom (including under Section 8.1 of the Credit Agreement).

        (b) The Administrative Agent shall have received a Compliance Certifi cate for the period of four full Fiscal Quarters immediately preceding the Exchange Offer (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement) giving PRO FORMA effect in accordance with the Credit Agreement to the consummation of the Datron Acquisition (assuming the Merger is completed) and evidencing compliance with the covenants set forth in Section 8.4 of the Credit Agreement.

         (c) The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to a true and complete copy of the purchase agreement, and (to the extent available) all other documents and instruments delivered in connection with the consummation of the Exchange Offer and that are required to be delivered pursuant to the terms of such purchase agreement, and the Administrative Agent shall be satisfied with all such agreements, documents and instruments and all amendments, waivers or other modifications of, or other forbearance to exercise any rights with respect to, any of the terms or provisions of such purchase agreement, documents and instruments and the exhibits and schedules thereto. To the extent that certain documents and instruments that are required to be delivered pursuant to the terms of the purchase agreement are not available on the Amendment Effective Date, the Borrower shall provide such documents and instruments to the Administrative Agent as soon as they become available.


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        (d) Upon the consummation of the Merger, the Borrower and Datron shall comply with Section 7.7 of the Credit Agreement, including, without limitation, the execution and delivery by Datron to the Administrative Agent of a supplement to each of the Subsidiary Guaranty, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement and UCC financing statements with respect to all of its assets pledged pursuant to the Subsidiary Security Agreement and the Subsidiary Pledge Agreement.

                  Section 3. AMENDMENT EFFECTIVE DATE. This Amendment shall become effective on the date (the "Amendment Effective Date") on which all of the conditions set forth below have been satisfied (or waived by the Required Lenders):

        (a) The Administrative Agent shall have received counterparts of this Amendment, executed by the Borrower and the Required Lenders.

        (b) The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower stating that (i) the representations and warranties set forth in the Credit Agreement and in this Amendment are true and correct and (ii) immediately before and after giving effect to this Amendment, no Default shall have occurred and be continuing or would result therefrom.

                  Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment and on the effective date of this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith
(x) have been authorized by all requisite corporate action on the part of the Borrower and (y) will not violate the Borrower's articles of incorporation or bylaws, (b) all representations and warranties set forth in the Credit
Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to a different date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

                  Section 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by any of the Credit Agents or the Lenders, or any

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closing, shall affect the representations and warranties or the right of the
Credit Agents and the Lenders to rely upon them.

                  Section 6. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

                  Section 7. COSTS AND EXPENSES. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

                  Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  Section 9. EXECUTION. This Amendment may be executed in counterparts, each of which shall be an original and all of which, collectively, shall constitute one instrument.

                  Section 10. LIMITED EFFECT. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights the Lenders may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate the Lenders to execute any amendments or grant any waivers or consents under the same or similar circumstances in the future.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            THE TITAN CORPORATION


                                            By: /s/ Mark Sopp
                                               ---------------------------------
                                               Name: Mark Sopp
                                               Title: CFO










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ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR:

                                      ACS Technologies Inc.
                                      Advanced Communication Services, Inc.
                                      Advanced Management Incorporated
                                      Assist Cornerstone Technologies, Inc.
                                      Atlantic Aerospace Electronics Corporation
                                      AverStar, Inc.
                                      Cayenta Operating Company
                                      Cayenta, Inc.
                                      Computer Based Systems, Inc.
                                      DBA Systems, Inc.
                                      Delfin Systems
                                      Diversified Control Systems, Inc.
                                      Eldyne, Inc.
                                      Horizon Services Company, Inc.
                                      Horizons Technology, Inc.
                                      Integrated Control Systems, Inc.
                                      Intermetrics International, Inc.
                                      Intermetrics Securities, Inc.
                                      J.B. Systems, Inc.
                                      LinCom Corporation
                                      LinCom Wireless, Inc.
                                      Linkabit Wireless, Inc.
                                      Mergeco, Inc.
                                      MJR Associates, Inc.
                                      Program Support Associates, Inc.
                                      Pulse Engineering, Inc.
                                      Pulse Sciences, Inc.
                                      RF Microsystems, Inc.
                                      SemCor, Inc.
                                      SenCom, Inc.
                                      System Resources Corporation


                                      All By: /s/ Mark Sopp
                                             -----------------------------------
                                      Name: Mark Sopp
                                      Title: CFO


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                                      Titan Food Pasteurization Corp.
                                      Titan Medical Sterilization Corp.
                                      Titan Systems Corporation
                                      Titan Unidyne Corporation
                                      Titan Wireless, Inc.
                                      Tomotherapeutics, Inc.
                                      Validity Corporation
                                      VisiCom Laboratories, Inc.
                                      Microlithics Corporation


                                      All By: /s/ Mark Sopp
                                             -----------------------------------
                                      Name: Mark Sopp
                                      Title: CFO








                                 Sixth Amendment
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                                      LENDER:



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:
















                                 Sixth Amendment